Exhibit 99.1

National Provider Network, One Of The Nation’s Largest Managed Health Care PPO’s, Signs Agreement To Market And Distribute Vital Living’s Cardiovascular Nutritional Supplements Essentum™ and Essentum NP™.

Agreement covers network of 300,000 Physicians,
and 30,000 Ancillary Facilities and Hospitals.

September 30th, 2002 – PHOENIX, AZ— Vital Living Inc. (OTCBB: VTLV) the Physician Nutraceutical Company(SM), today announced it has signed a definitive three-year agreement with National Provider Network, a subsidiary of Medical Resource, Inc., based in Marlton, N.J., effective September 30th 2002. This agreement marks the first initiative for Vital Living with a leading Preferred Provider Organization (PPO), and augments Vital Living’s existing distribution through medical institutions. National Provider Network and its affiliates operate a preferred provider network which consists of approximately 300,000 physicians and 30,000 participating ancillary facilities and hospitals.

National Provider Network will actively market and distribute Vital Living’s Medical Food product, Essentum™ and Essentum N.P., the products marketed and distributed by the PPO relative to cardiovascular disease.

Further, as part of the agreement, National Provider Network and Vital Living agree to develop a specific marketing plan focused on educating its medical personnel and patients on Essentum’s benefits, including a comprehensive lifestyle and nutritional management program incorporating Essentum.

“Vital Living is excited to introduce our evidence-based nutritional intervention program to promote cardiovascular health through one of this country’s largest private pay organizations,” stated Brad Edson, CEO of Vital Living. “As a result of this initiative, National Provider Network and Vital Living are further establishing ourselves as leaders in the fields of care and prevention.”

According to Martin Wallace, consultant for the PPO, “National Provider Networks is committed to being on the forefront of services offered to its members. With the advent of Essentum, the PPO can now provide functional nutrition to its members as part of its prevention programs. We are confident both the patients and medical personnel will warmly embrace this product and the commensurate educational programs, including newsletters, patient mailings, and on-line health assessment questionnaires.”

Essentum™ is the first medical food supplement developed by Vital Living’s Scientific Advisory Board of leading cardiologists and cardiovascular specialists. Essentum contains only clinically proven nutritional ingredients to address the specific needs of cardiovascular patients by increasing HDL (“good”) cholesterol while lowering LDL (“bad”) cholesterol, total triglycerides, and homocysteine. Essentum also provides recommended daily intakes (RDI) of essential nutrients in highly absorbable forms, and is specifically designed to not counteract with prescription medications commonly prescribed to cardiovascular patients.

About Vital Living

Vital Living develops and markets evidence-based nutraceuticals formulated by physicians for distribution through physicians. The company is developing and testing nutraceuticals in collaboration with leading medical experts based on the best available scientific evidence.

Vital Living’s nutraceuticals are designed to be incorporated by physicians into a standard physician/patient program, supported by a specially designed compliance regimen. The company’s initial area of focus is cardiovascular health, the leading health concern in America affecting 60 million consumers. Essentum is currently being endorsed and prescribed at The Arizona Heart Institute as part of a comprehensive cardiovascular health program.

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company’s ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements with the Company’s product development partners, the ability of the Company to meet its financial projections, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.

5